Exhibit 15.2

March 22, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	BYND Cannasoft Enterprises Inc. (the “Company”) Registration Statement on Form 20-F CIK No. 0001888151

Dear Sir or Madam:

We have reviewed the disclosures under the Item 16F “Change in Registrant’s Certifying Accountant” and agree with the statements made therein by the Company.

DALE MATHESON CARR-HILTON LABONTE LLP CHARTERED PROFESSIONAL ACCOUNTANTS

1500 - 1140 West Pender Street Vancouver, British Columbia, V6E 4G1